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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                  ------------------

                                       FORM 8-K

                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): February 27, 1998


                              U.S. MEDICAL SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                   (State or other jurisdiction of incorporation)


                0-22390                                 68-0206382
        (Commission File Number)             (IRS Employer Identification No.)


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                             7600 BURNET ROAD, SUITE 350
                                 AUSTIN, TEXAS 78757
             (Address of principal executive office, including zip code)


                                   (512) 458-3335
                 (Registrant's telephone number, including area code)

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Item 5.   OTHER EVENTS.

     AGREEMENT AND PLAN OF REORGANIZATION. Effective February 27, 1998, the Registrant and Sharps Compliance, Inc., a Texas corporation ("Sharps"), with principal offices located at 8928 Kirby, Houston, Texas 77045, and all of the Stockholders of Sharps (the "Stockholders") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Sharps became a wholly owned subsidiary of the Registrant. Under the terms of the Agreement, the Registrant and the Stockholders agreed that all of the outstanding shares of common stock of Sharps would be exchanged for an aggregate of 1,000,000 shares of Series A 10% Voting Convertible Preferred Stock, $.01 par value, of Registrant (the "Preferred Stock"), such that each share of Sharps common stock outstanding on February 27, 1998, not to exceed 7,000,000 shares of Sharps common stock in the aggregate, was exchanged for .142858 shares of Preferred Stock (the "Exchange Ratio").

     On February 23, 1998, Registrant filed its Certificate Of Designation, Powers, Preferences and Rights of the Series of the Preferred Stock. Subsequent to the closing of the Agreement, the holders of the Preferred Stock will be entitled to 35.190319 votes per share of Preferred Stock on all matters subject to a vote of stockholders of the Registrant, without any regard to classification or series. The Preferred Stock shall automatically and immediately be converted into fully paid and non-assessable shares of common stock of the Registrant, without any action or election on the part of the holder thereof, immediately after the Registrant has effected a one-for-five or greater reverse stock split of Registrant's common stock (the "Automatic Conversion Date"). The Holders of the Preferred Stock acknowledge that as of the date of the filing of the Certificate of Designation, the Registrant did not have sufficient authorized and unissued shares of its common stock to effect a conversion of the Preferred Stock into common stock. At the Automatic Conversion Date, each share of the Preferred Stock shall be converted into seven shares of the Registrant's common stock. Subject to stockholder approval its annual stockholder meeting, anticipated to be in April 1998, the Registrant has committed to effect a one-for-five or greater reverse split of its common stock, at which time the former stockholders of Sharps will own approximately 91% of the issued and outstanding shares of common stock of the Registrant.

     Sharps focuses exclusively on developing mail disposal services for medical sharps. Its services are provided primarily to generators of small amounts of medical waste to facilitate their compliance with state and federal regulations by tracking, incinerating and documenting the disposed medical waste.

     The Agreement and Certificate of Designation are attached hereto as Exhibits 2.1 and 4.1 and are incorporated herein by reference. The foregoing description of the Agreement and the Certificate of Designation are qualified in their entirety by reference to such documents.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Exhibits.

              The following exhibits are filed as part of this Report:

              EXHIBIT NO.   DESCRIPTION
              -----------   -----------
              2.1           Agreement and Plan of Reorganization, dated as of
                            February 27, 1998, between U.S. Medical Systems,
                            Inc., Sharps Compliance, Inc. and all of the stockholders of Sharps Compliance, Inc.

              4.1 Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock of U.S. Medical Systems, Inc.


                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. MEDICAL SYSTEMS, INC.



March 5, 1998.                         By: /s/ C. Lee Cooke, Jr.
                                          -------------------------------------
                                          C. Lee Cooke, Jr.,
                                          Chairman of the Board, President
                                          and Chief Executive Officer



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                                   EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1 Agreement and Plan of Reorganization, dated as of February 27, 1998, between U.S. Medical Systems, Inc., Sharps Compliance, Inc. and all of the stockholders of Sharps Compliance, Inc.

4.1 Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock of U.S. Medical Systems, Inc.



















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